Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS 2008 THIRD-QUARTER RESULTS

Professional Audio and Medical Businesses Grow Year over Year

ST. PAUL, Minn. — October 30, 2008 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced financial results for its 2008 third quarter ended September 30, 2008.

For the third quarter, the company reported net sales of $16.1 million, versus net sales of $18.4 million for the 2007 third quarter. IntriCon’s 2008 third-quarter net income was $309,000, or $0.06 per diluted share, compared with net income of $650,000, or $0.12 per diluted share, for the year-ago period. For the quarter, net income from the company’s core business (hearing health, professional audio and medical) was $426,000, or $0.08 per diluted share, partially offset by a non-core business net loss of $117,000, or $0.02 per diluted share. For the 2007 third quarter, net income from IntriCon’s core business was $524,000, or $0.09 per diluted share; non-core business net income was $126,000, or $0.02 per diluted share. The 2008 third-quarter results include non-cash FAS 123(R) stock-based compensation expense of $132,000, or $0.02 per diluted share, compared to $66,000, or $0.01 per diluted share, for the comparable period of 2007.

“From a top-line perspective we saw year-over-year growth in professional audio and medical, but overall, atypical quarterly fluctuations resulted in a challenging third quarter,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Net sales were down from the prior year primarily due to three factors: the first was completion of a one-time hearing health project in the 2007 third and fourth quarters, which the customer took in-house. We’re diligently working to backfill this project with new initiatives and we expect to do so by mid-2009. This relates to the second factor, general softness in hearing health—which resulted in reduced revenue and longer ramp-up time for new projects. The third factor is the continuing decline in our electronics business.

“While we obviously don’t like reporting a drop in revenue, we view this as a temporary situation,” said Gorder. We believe we have a very solid core business in markets with strong long-term fundamentals, the management depth and experience to build the company and a continued focus on R&D to drive new projects—evidenced by record R&D spending levels. To meet anticipated demand, we are expanding our R&D engineering bandwidth.”

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IntriCon Corporation 2008 Third-Quarter Results

October 30, 2008

For the nine-month period, IntriCon reported net sales of $50.2 million and net income of $869,000, or $0.16 per diluted share. This compares to 2007 net sales of $50.0 million and net income of $1.2 million, or $0.22 per diluted share, for the nine months ended September 30, 2007. For the nine-month period, net income from the company’s core business was $1.1 million, or $0.19 per diluted share, partially offset by a net loss in its non-core business of $211,000, or $0.04 per diluted share. For the nine months ended September 30, 2007, core business net income was $1.0 million, or $0.19 per diluted share; non-core business net income was $175,000, or $0.03 per diluted share. The 2008 nine-month results include non-cash FAS 123(R) stock-based compensation expense of $400,000, or $0.07 per diluted share, compared to $208,000, or $0.04 per diluted share, for the comparable period of 2007.

Business Update

For the third quarter, net sales for IntriCon’s core businesses decreased slightly from the prior year. Again, the decrease was primarily related to the factors discussed above.

Said Gorder, “We believe what we’re seeing now is a temporary setback in hearing health. That said, we think the hearing health market holds tremendous opportunities for IntriCon. In the United States, Europe and Japan, the 65-year-old-plus age demographic is the fastest growing segment of the population. And many of those individuals could, at some point, benefit from a hearing device that uses IntriCon’s proprietary technology.”

Gorder indicated that he was pleased with the company’s medical business during the quarter. Even with several projects in transition, IntriCon modestly grew medical sales year over year. The company believes that new projects will backfill projects in transition and its medical business will return to low double-digit growth rates.

Professional audio was up more than 7 percent from the third quarter of 2007. Fueling this growth was the ramp-up of various programs with new and existing customers.

Net sales for the company’s non-core electronics business decreased 26.5 percent from the year-earlier third quarter. IntriCon mitigated the impact of this decline by reducing its electronics business’ cost structure. Company wide, gross margins were 24.5 percent, down from the year-ago third-quarter levels of 27.8 percent, but up sequentially from 24.3 percent in the 2008 second quarter. The year-over-year decline was chiefly due to lower revenue levels, although the company benefited from a higher-margin product mix.

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IntriCon Corporation 2008 Third-Quarter Results

October 30, 2008

Milestones

Said Gorder, “Over the past three quarters, IntriCon has made significant and tangible strides that position us for success as the body-worn device company. We are committed to connecting people and devices through our proprietary technology. To that end, our goals remain constant. They are to: develop new bio-telemetry medical applications; gain additional traction and market share in hearing health; and further advance our professional audio product offering.”

Specific to the third quarter, IntriCon entered into a strategic alliance with Australia-based Dynamic Hearing, a designer of proprietary digital signal processing (DSP) firmware used in hardware platforms for the hearing health and professional audio markets. The company will use the license from Dynamic Hearing to develop new body-worn applications and expand its hearing health and professional audio product portfolio.

Additionally, IntriCon introduced its new wireless nanoLink™ product family at the European Union of Hearing Aid Acousticians’ 53rd Annual Congress in Leipzig, Germany. Part of its Bodynet™ wireless portfolio, nanoLink is a family of products based on proprietary new radio technology and circuitry developed at IntriCon. nanoLink’s advanced capabilities and micro-miniature footprint enable wireless sensing and intra-device communication that’s ideally suited for both the hearing health and medical markets.

Said Gorder, “We’re very excited about the new nanoLink product group. A key focus for IntriCon is working directly with our customers and continuing to invest in R&D based on their marketplace needs—and nanoLink is a direct result of that strategy. This product family will not only allow us to develop smaller, more advanced hearing health devices, but we believe it also enables future medical applications including the bio-telemetry of critical diagnostic and therapeutic information.”

IntriCon currently has several experimental bio-telemetry projects under way with its strategic partner Advanced Medical Electronics. The company continues to seek out additional opportunities to expand its presence in bio-telemetry. Beyond hearing health and medical, the company intends to leverage this technology for its professional audio business, which focuses on security and emergency response needs, and hearing protection.

“We believe that our long-term growth prospects are encouraging—and we remain committed to continuing to deliver sales growth and improving gross margins,” concluded Gorder.

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IntriCon Corporation 2008 Third-Quarter Results

October 30, 2008

Conference Call Today

As previously announced, the company will hold its first ever investment community conference call on Thursday, October 30, 2008, beginning at 4 p.m. CT. Mark Gorder, president and chief executive officer, and Scott Longval, chief financial officer, will review third-quarter performance and discuss the company’s growth strategies. To join the conference call, dial #: 1-800-218-8862 (international 1-303-262-2053). A replay of the conference call will be available one hour after the call ends through 11:59 p.m. CT on Thursday, November 6, 2008. To access the replay, dial 1-800-405-2236 (international 1-303-590-3000) and enter passcode: 11120371#.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning prospects in the miniature body-worn device arena, new products, strategic alliances, future growth and expansion, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets and the Company’s planned investments in research and development. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the Tibbetts acquisition, including unanticipated liabilities and expenses, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing the nanoLink product group and other technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, the cost and availability of electronic components and commodities for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations, the costs and risks associated with research and development investments and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2008 Third-Quarter Results

October 30, 2008

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	September 30, 2008	September 30, 2007

Sales, net	$16,091,043	$18,441,894

Costs of sales	12,148,438	13,316,223

Gross profit	3,942,605	5,125,671

Operating expenses:
Selling expense	967,119	1,094,340
General and administrative expense (a)	1,702,938	2,167,118
Research and development expense	783,518	734,778
Total operating expenses	3,453,575	3,996,236

Operating income	489,030	1,129,435

Interest expense	(165,432)	(278,251)
Interest income	496	13,265
Equity in earnings of partnerships	37,309	(75,000)
Other income (expense), net	29,213	(53,444)

Income before income taxes	390,616	736,005
Income tax expense	81,847	85,545

Net income	$308,769	$650,460

Earnings per share:
Basic	$0.06	$0.13
Diluted	$0.06	$0.12

Average shares outstanding:
Basic	5,314,760	5,201,966
Diluted	5,452,669	5,562,345

(a)  General and administrative expense includes $132,258 and $66,488 of non-cash stock option expense related to FAS 123(R) for the three-month period ended September 30, 2008 and 2007, respectively.

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IntriCon Corporation 2008 Third-Quarter Results

October 30, 2008

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Nine Months Ended
	September 30, 2008	September 30, 2007

Sales, net	$50,207,550	$49,958,858

Costs of sales	38,165,838	37,415,415

Gross profit	12,041,712	12,543,443

Operating expenses:
Selling expense	2,948,380	2,899,978
General and administrative expense (a)	5,090,273	5,200,599
Research and development expense	2,438,750	2,118,236
Total operating expenses	10,477,403	10,218,813

Operating income	1,564,309	2,324,630

Interest expense	(547,138)	(771,656)
Interest income	9,043	71,048
Equity in earnings of partnerships	58,875	(155,000)
Other (expense) income, net	(19,084)	(43,394)

Income before income taxes	1,066,005	1,425,628
Income tax expense	197,462	220,816

Net income	$868,543	$1,204,812

Earnings per share:
Basic	$0.16	$0.23
Diluted	$0.16	$0.22

Average shares outstanding:
Basic	5,309,418	5,197,071
Diluted	5,549,926	5,466,128

(a)  General and administrative expense includes $400,379 and $208,187 of non-cash stock option expense related to FAS 123(R) for the nine-month period ended September 30, 2008 and 2007, respectively.

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IntriCon Corporation 2008 Third-Quarter Results

October 30, 2008

IntriCon Corporation

Consolidated Condensed Balance Sheets

Assets	September 30, 2008	December 31, 2007
	(unaudited)
Current assets:

Cash	$690,032	$1,324,862

Restricted cash	388,587	398,514

Accounts receivable, less allowance for doubtful accounts of $272,000 at September 30, 2008 and $259,000 at December 31, 2007	9,916,087	8,408,149

Inventories	8,790,076	9,835,060

Refundable income taxes	31,249	28,297

Note receivable from sale of discontinued operations, less allowance of $225,000 at September 30, 2008 and December 31, 2007	—	75,000

Other current assets	846,842	775,206

Total current assets	20,662,873	20,845,088

Machinery and equipment	37,538,485	36,959,184
Less: accumulated depreciation	29,567,912	28,500,318
Net property, plant and equipment	7,970,573	8,458,866

Goodwill	8,266,438	8,238,020

Investment in partnerships	1,649,301	1,590,426

Other assets, net	1,530,013	1,543,127

Total Assets	$40,079,198	$40,675,527

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IntriCon Corporation 2008 Third-Quarter Results

October 30, 2008

IntriCon Corporation

Consolidated Condensed Balance Sheets

Liabilities and Shareholders’ Equity	September 30, 2008	December 31, 2007
	(unaudited)
Current liabilities:
Checks written in excess of cash	$650,344	$1,209,642
Current maturities of long-term debt	1,592,862	1,476,665
Accounts payable	2,940,862	3,965,914
Income taxes payable	46,271	74,549
Deferred gain	121,691	110,084
Short term partnership payable	260,000	260,000
Other accrued liabilities	3,755,608	4,382,755

Total current liabilities	9,367,638	11,479,609

Long term debt, less current maturities	7,255,998	6,963,410
Other post-retirement benefit obligations	689,119	816,532
Long term partnership payable	1,020,000	1,020,000
Note payable, net of current portion (Amecon)	259,360	259,360
Deferred income taxes	92,273	89,273
Accrued pension liability	588,775	624,517
Deferred gain	792,962	825,631

Total liabilities	20,066,125	22,078,332

Shareholders’ equity:

Common shares, $1 par; 20,000,000 and 10,000,000 shares authorized; 5,840,974 and 5,813,491 shares issued; 5,325,220 and 5,297,737 outstanding	5,840,974	5,813,491
Additional paid-in capital	13,950,801	13,391,449
Retained earnings	1,746,276	877,733
Accumulated other comprehensive loss	(259,900)	(220,400)
Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	20,013,073	18,597,195

Total Liabilities and Shareholders’ Equity	$40,079,198	$40,675,527

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